UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 2, 2011
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33303 (Commission File Number)	65-1295427 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Indenture
     As previously announced, Targa Resources Partners LP (the “Partnership”) entered into a purchase agreement, among the Partnership, its wholly-owned subsidiary, Targa Resources Partners Finance Corporation (“Finance Corp” and together with the Partnership, the “Issuers”), certain subsidiary guarantors named therein (the “Guarantors”) and Deutsche Bank Securities Inc., as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $325,000,000 in aggregate principal amount of the Issuers’ 6 7/8% senior unsecured notes due 2021 (the “Notes”). On February 2, 2011, in connection with the issuance of the Notes, the Partnership entered into an Indenture (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).
     On February 2, 2011, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act. The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
     The Notes will mature on February 1, 2021, and interest is payable on the Notes semi-annually in arrears on each February 1 and August 1, commencing August 1, 2011. The Notes are guaranteed on a senior unsecured basis by the Guarantors.
     At any time prior to February 1, 2014, the Issuers may redeem up to 35% of the Notes at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of certain equity offerings so long as the redemption occurs within 90 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. Prior to February 1, 2016, the Issuers may redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. On and after February 1, 2016, the Issuers may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 103.438% for the twelve-month period beginning on February 1, 2016, 102.292% for the twelve-month period beginning February 1, 2017, 101.146% for the twelve-month period beginning February 1, 2018 and 100.000% beginning on February 1, 2019, plus accrued and unpaid interest to the redemption date.
     The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt or enter into sale and leaseback transactions; (ii) pay distributions on, or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants.
     The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership or any Guarantor to make a change of control offer or an asset sale offer within the requisite time periods, to consummate a purchase of Notes when required under the Indenture or to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934; (v) failure by the Partnership or any Guarantor to comply for 60 days after written notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of 3.0% of the Partnership’s consolidated net tangible assets, provided, however, that if, prior to any acceleration of the Notes, (a) any such Payment Default is cured or waived, (b) any such acceleration of such indebtedness is rescinded, or (c) such indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration of such indebtedness, as applicable, any default or event of default (but not any acceleration of the notes) caused by such Payment Default or acceleration of such indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law; (vii) failure by either Issuer or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of 3.0% of the Partnership’s consolidated net tangible assets, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.
Registration Rights Agreement
     On February 2, 2011, in connection with the issuance of the Notes, the Partnership entered into a Registration Rights Agreement among the Issuers, the Guarantors, the Initial Purchasers and the dealer managers named therein (the "Dealer Managers"). Pursuant to the Registration Rights Agreement, unless the restrictive legend has been removed from the Notes and the Notes are freely tradable pursuant to Rule 144 under the Securities Act as of the 370th day following the Settlement Date (as defined in the Registration Rights Agreement), the Issuers and the Guarantors will file an exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. Under some circumstances, in lieu of a registered exchange offer, the Partnership and the Guarantors have agreed to file a shelf registration statement with respect to the Notes and to use their respective commercially reasonable efforts to keep the shelf registration statement effective until the restrictive legend has been removed and the Notes are freely tradable under Rule 144 or the sale pursuant to the shelf registration statement of all of the Notes registered thereunder. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to exchange or register the Notes within the specified time periods.
Supplemental Indenture
     On February 2, 2011, the Issuers entered into the first supplemental indenture with the Trustee (the “First Supplemental Indenture”) to the indenture (the “2017 Indenture”) governing the Issuers’ 11 1/4% senior notes due 2017 (the “2017 Notes) following the receipt of the requisite consent of the holders of the 2017 Notes. The amendments to the 2017 Indenture contained in the First Supplemental Indenture include the elimination of substantially all the restrictive covenants and certain other provisions and will become operative upon written notice to the Trustee by the Issuers that they have accepted for exchange the 2017 Notes validly tendered and not withdrawn on or prior to the applicable consent date.
Relationships
     The Initial Purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. Merrill Lynch, Pierce, Fenner & Smith Incorporated was co-lead arranger, administrative agent and co-documentation agent under the Partnership’s senior secured credit facility and affiliates of each of the Initial Purchasers are lenders under the senior secured credit facility. The Partnership has repaid a portion of the outstanding borrowings under this facility using the proceeds of the Notes offering and, accordingly, such Initial Purchasers and affiliates have received a substantial portion of the proceeds from the Notes offering. Certain of the Initial Purchasers acted as underwriters in connection with the Partnership’s January 2011 equity offering and received customary compensation. In addition, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated own an approximately 2.9% fully diluted indirect ownership interest in Targa Resources Corp. The Partnership has entered into swap transactions with affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of the other Initial Purchasers and has agreed to pay these counter parties a fee in an amount the Partnership believes to be customary in connection with these transactions. U.S. Bancorp Investments, Inc. is an affiliate of the trustee under the indentures for the Notes as well as the Issuers’ 8 1/4% senior unsecured notes due 2016, 11 1/4% senior unsecured notes due 2017 and 7 7/8% senior unsecured notes due 2018.
     The descriptions set forth above in Item 1.01 are qualified in their entirety by the Indenture, the Registration Rights Agreement, and the First Supplemental Indenture which are filed herewith as Exhibits 4.1, 4.2, and 4.3 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.
     On February 2, 2011, the Partnership issued a press release announcing early results and extension of the consent date for its previously announced exchange offer and consent solicitation for its 11 1/4% senior notes due 2017. A copy of the Partnership’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
     The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
     As previously reported, the Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of 8,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $33.67 per Common Unit ($32.41 per Common Unit, net of underwriting discounts) (the “Equity Offering”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 1,200,000 Common Units (the “Option Units”) to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership in the Equity Offering. On January 31, 2011, the Underwriters exercised the Option in full, and the sale of the Option Units is expected to close on February 3, 2011. A legal opinion relating to the Option Units is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture dated as of February 2, 2011 among the Issuers, the Guarantors and U.S. Bank National Association, as trustee.
4.2	Registration Rights Agreement dated as of February 2, 2011 among the Issuers, the Guarantors, Deutsche Bank Securities Inc., as representative of the several initial purchasers, and the Dealer Managers.
4.3	First Supplemental Indenture, dated as of February 2, 2011.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).
99.1	Press release dated February 2, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP By: Targa Resources GP LLC, its general partner
Dated: February 2, 2011	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Indenture dated as of February 2, 2011 among the Issuers, the Guarantors and U.S. Bank National Association, as trustee.
4.2	Registration Rights Agreement dated as of February 2, 2011 among the Issuers, the Guarantors, Deutsche Bank Securities Inc., as representative of the several initial purchasers, and the Dealer Managers.
4.3	First Supplemental Indenture, dated as of February 2, 2011.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion as Exhibit 5.1 hereto).
99.1	Press release dated February 2, 2011.